Theravance Announces FDA Acceptance of Telavancin NDA for the Treatment of Hospital-Acquired Pneumonia

NDA Filing Triggers Milestone Payment of $10 Million

SOUTH SAN FRANCISCO, CA -- (Marketwire - April 06, 2009) - Theravance, Inc. (NASDAQ: THRX) announced today that the U.S. Food & Drug Administration (FDA) has accepted for filing the New Drug Application (NDA) for telavancin, a novel, bactericidal, once-daily injectable investigational antibiotic, for the treatment of nosocomial pneumonia (also known as hospital-acquired pneumonia, or HAP) caused by Gram-positive bacteria such as methicillin-resistant Staphylococcus aureus (MRSA). The FDA has established a goal of a standard 10-month review of the telavancin NDA, resulting in a Prescription Drug User Fee Act (PDUFA) date of November 26, 2009. The NDA filing triggers a milestone payment of $10 million from Theravance's partner, Astellas Pharma Inc. This is the second telavancin NDA filed with the FDA, which is currently reviewing telavancin for the treatment of complicated skin and skin structure infections (cSSSI).

"We are very pleased with the FDA's acceptance of our NDA submission," said Rick E Winningham, Theravance's Chief Executive Officer. "This is an important potential additional indication for telavancin due to the significant unmet medical need in HAP. Today, there are limited options for physicians treating patients with these serious infections. We look forward to collaborating with the FDA on its review of our NDA."

About Telavancin

Telavancin is a bactericidal, once-daily injectable investigational antibiotic with a multifunctional mechanism of action. Telavancin was discovered by Theravance in a research program dedicated to finding new antibiotics for serious infections due to Staphylococcus aureus, including MRSA, and other Gram-positive bacteria. Telavancin inhibits the formation of the bacterial cell wall and disrupts bacterial cell membrane function. Theravance believes the additive mechanisms of action seen with telavancin speed bacterial killing while also reducing the risks of inducing resistance to telavancin or cross-resistance with other antibiotics. Telavancin has been studied in two Phase 3 programs, one in cSSSI and one in HAP, both of which demonstrated non-inferiority in the all-treated (AT) and clinically evaluable (CE) patient populations versus vancomycin. Theravance believes these clinical programs comprise the largest global studies ever conducted in patients with confirmed MRSA infections. In addition to the HAP NDA, the FDA is currently reviewing Theravance's telavancin NDA for the treatment of cSSSI.

About ATTAIN 1 and ATTAIN 2 Clinical Studies

The telavancin NDA is based on data from two large, multi-center, multinational, double-blind, randomized Phase 3 clinical studies, ATTAIN 1 and ATTAIN 2, in which 1,503 patients were enrolled and treated, 464 of whom were infected with MRSA. Patients with HAP suspected or proven to be caused by Gram-positive bacteria were randomized (1:1) to receive either telavancin 10 mg/kg IV once daily or vancomycin 1 g IV every 12hr (the protocols allowed vancomycin dosage to be modified per site-specific guidelines). For patients with suspected or proven polymicrobial infections involving Gram-negative and/or anaerobic bacteria in addition to the Gram-positive organisms for which study medication therapy was used, aztreonam, piperacillin-tazobactam, and/or metronidazole was allowed. The objective of each study was non-inferiority of telavancin versus vancomycin in clinical cure rate at the test-of-cure visit. Determination of clinical cure was based upon physician-judged resolution of clinical signs and symptoms of HAP.

In both studies, telavancin achieved the objective of non-inferiority in the all-treated (AT) and clinically evaluable (CE) patient populations. In the ATTAIN studies, 82% of telavancin-treated patients and 81% of those who received vancomycin experienced one or more treatment-emergent adverse events. The most common adverse events were diarrhea, constipation, anemia and renal adverse events. With regard to changes in the QTc interval, there were similar proportions of patients in each group who experienced a post-baseline maximum value of greater than 500 milliseconds or a maximum change from baseline of greater than 60 milliseconds.

About the Telavancin Collaboration

In November 2005, Theravance entered into a collaboration arrangement with Astellas Pharma Inc. for the development and commercialization of telavancin worldwide except Japan. In July 2006, Theravance and Astellas expanded the collaboration to include Japan. Under the terms of the collaboration, Theravance will lead the development of and U.S. regulatory activities for telavancin for the treatment of cSSSI and HAP, and will collaborate substantially with Astellas in marketing in the United States for the first three years. Astellas will lead all other development, regulatory, manufacturing, sales and marketing activities.

About Theravance

Theravance is a biopharmaceutical company with a pipeline of internally discovered product candidates. Theravance is focused on the discovery, development and commercialization of small molecule medicines across a number of therapeutic areas including respiratory disease, bacterial infections and gastrointestinal motility dysfunction. The company's key programs include: telavancin for the treatment of serious Gram-positive bacterial infections with Astellas Pharma Inc. and the Horizon program and Bifunctional Muscarinic Antagonist-Beta2 Agonist (MABA) program with GlaxoSmithKline plc. By leveraging its proprietary insight of multivalency toward drug discovery focused primarily on validated targets, Theravance is pursuing a next generation strategy designed to discover superior medicines in areas of significant unmet medical need. For more information, please visit the company's web site at www.theravance.com.

THERAVANCE®, the Theravance logo, and MEDICINES THAT MAKE A DIFFERENCE® are registered trademarks of Theravance, Inc.

This press release contains certain "forward-looking" statements as that term is defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things, statements relating to goals, plans, objectives and future events. Theravance intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. Examples of such statements include statements regarding the potential benefits and mechanisms of action of drug candidates, statements concerning the timing of seeking regulatory approval of our product candidates (including with respect to telavancin statements regarding any expectation that regulatory authorities will approve telavancin on the basis of existing preclinical and clinical data or at all) and the enabling capabilities of Theravance's approach to drug discovery and its proprietary insights. These statements are based on the current estimates and assumptions of the management of Theravance as of the date of this press release and are subject to risks, uncertainties, changes in circumstances, assumptions and other factors that may cause the actual results of Theravance to be materially different from those reflected in its forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, among others, risks related to the potential that results of clinical or preclinical studies indicate product candidates are unsafe or ineffective, delays or failure to achieve regulatory approvals for, or to successfully launch, product candidates, risks of relying on third-party manufacturers for the supply of our product candidates and risks of collaborating with third parties to develop and commercialize products. These and other risks are described in greater detail under the heading "Risk Factors" contained in Theravance's Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) on February 26, 2009 and the risks discussed in our other periodic filings with the SEC. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Theravance assumes no obligation to update its forward-looking statements.

Contact Information:
Michael W. Aguiar
Senior Vice President and CFO
650-808-4100
investor.relations@theravance.com